Exhibit 99.1

   Virage Logic Reports Fiscal Year and Fourth-Quarter 2006 Results

                   Record Annual Revenues for FY2006


   FREMONT, Calif.--(BUSINESS WIRE)--Nov. 6, 2006--Virage Logic
Corporation (Nasdaq:VIRL), a pioneer in Silicon Aware IP(TM) and leading provider of semiconductor intellectual property (IP) platforms, today reported its financial results for the fiscal year and fourth fiscal quarter ended September 30, 2006.

   For fiscal year 2006, revenues were $59.3 million, up 11 percent over revenues of $53.4 million reported for fiscal year 2005. GAAP net loss for fiscal year 2006 was $0.9 million, or ($0.04) per share, compared with a net loss of $0.3 million, or ($0.01) per share, for fiscal 2005. Non-GAAP net income for fiscal year 2006 was $3.9 million or $0.17 per share compared to non-GAAP net loss of $0.3 million or ($0.01) per share for fiscal year 2005. The non-GAAP results exclude FAS123R stock compensation expense.

   Revenues for the fourth quarter of fiscal 2006 were $15.0 million compared to $12.8 million for the fourth quarter of fiscal 2005 and $15.3 million for the third quarter of fiscal 2006. License revenue for the fourth quarter of fiscal 2006 was $11.3 million compared to $10.0 million for the same period a year ago and $11.1 million for the previous quarter. Royalties for the fourth quarter of fiscal 2006 were $3.7 million compared to $2.8 million for the fourth quarter of fiscal 2005 and $4.2 million for the third quarter of fiscal 2006.

   In accordance with generally accepted accounting principles
(GAAP), net income for the fourth quarter of fiscal 2006 was $0.8 million, or $0.03 per share compared to net income of $0.2 million, or $0.01 per share, for the same period a year ago and with a net loss of $1.6 million, or ($0.07) per share, for the third quarter of fiscal 2006. Non-GAAP net income for the fourth quarter of fiscal 2006 was $1.3 million or $0.05 per share compared to non-GAAP net income of $0.2 million or $0.01 per share for the same period of fiscal 2005. The non-GAAP results exclude FAS123R stock compensation expense.

   Cash, cash equivalents and investments increased by $9.8 million for the year ended September 30, 2006 compared to the fiscal year 2005 and decreased by $0.2 million from the third quarter of fiscal 2006.

   "We are pleased with the progress we made in fiscal 2006 to improve our overall business which puts us in a position to pursue profitable growth," said Adam Kablanian, president and CEO. "For fiscal 2007, we are focused on generating top-line revenue growth and improved profitability. The improvements we made to our business, along with our leadership position in providing advanced semiconductor intellectual property, should help us execute toward that goal and further establish us as the semiconductor industry's trusted IP partner."

   Virage Logic also announced today its business outlook for the first quarter of fiscal 2007 ending December 31, 2006. The company currently anticipates total revenues of approximately $14.6 million to $15.0 million, including royalties of approximately $3.6 million to $3.8 million. The company expects to report a GAAP net income of approximately ($0.01) loss to a $0.01 profit per diluted share and non-GAAP earnings per diluted share excluding FAS123R stock compensation expense is expected to be in the range of $0.03 to $0.05 for the first fiscal quarter. The company expects $1.4 million of FAS123R stock compensation expense for the first quarter of fiscal 2007. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements.

   Virage Logic's management plans to hold a teleconference on fourth-quarter 2006 results at 1:30 p.m. PT / 4:30 p.m. ET today. A live webcast of management's teleconference regarding fourth-quarter results will be available to all investors, and an archived webcast will be available from November 6, 2006 until November 6, 2007 on the Investor Relations page of Virage Logic's website at http://www.viragelogic.com. In addition, a telephonic replay will be available through November 13, 2006 at (719) 457-0820, access code 5628154.

   About Virage Logic

   Founded in 1996, Virage Logic Corporation (Nasdaq:VIRL) rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Now, as the company celebrates its 10th anniversary, it is a global leader in semiconductor IP platforms comprising embedded memories, logic, and I/Os and is pioneering the development of a new class of IP called Silicon Aware IP(TM). Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic's highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company uses its FirstPass-Silicon(TM) Characterization Lab for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. The company also prides itself on providing superior customer support and was recently named Customer Service Leader of the Year in the Semiconductor IP Market by Frost & Sullivan. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

   Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

   Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to company trends, business outlook and technology leadership. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic's ability to execute on its strategy; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2005, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

   All trademarks are the property of their respective owners and are protected herein.


         Reconciliation of GAAP to Non-GAAP Financial Results
----------------------------------------------------------------------

                                        Three Months   Twelve Months
Statement of Operations Reconciliation      Ended           Ended
(in thousands)                          September 30,   September 30,
                                             2006            2006

GAAP Net Income (Loss)                 $          777  $         (879)
Stock-based compensation expense
 related to stock options                       1,347           6,715
Stock-based compensation expense
 related to custom contracts                     (277)           (248)
Tax effect                                       (583)         (1,649)
                                       -------------------------------
Non-GAAP net income                    $        1,264  $        3,939
                                       ===============================


                       Virage Logic Corporation
                Unaudited Consolidated Balance Sheets
                            (In thousands)

                                    September 30,      September 30,
                                         2006              2005
                                  ------------------ -----------------
ASSETS:
Current assets:
  Cash and cash equivalents       $          20,815  $         26,841
  Short-term investments                     49,253            34,410
  Accounts receivable, net                   15,935            14,201
  Costs in excess of related
   billings on uncompleted
   contracts                                    656               896
  Prepaid expenses and other
   current assets                             3,369             4,517
  Taxes receivable                            1,711               493
                                   -----------------  ----------------
      Total current assets                   91,739            81,358

Property, equipment and leasehold
 improvements, net                            4,842             5,093
Goodwill                                      9,782             9,782
Other intangible assets, net                  1,990             2,375
Deferred tax assets                          10,089             8,604
Long-term investments                         7,533             6,587
Other long-term assets                          300               695
                                   -----------------  ----------------

      Total assets                $         126,275  $        114,494
                                   =================  ================

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
  Accounts payable                $             446  $            770
  Accrued expenses                            4,797             3,623
  Deferred revenue                            8,896             8,440
  Income taxes payable                        2,626             1,441
                                   -----------------  ----------------
      Total current liabilities              16,765            14,274
Deferred tax liabilities                        692               852
                                   -----------------  ----------------
      Total liabilities                      17,457            15,126
                                   -----------------  ----------------

Stockholders' equity:
  Common stock                                   23                23
  Additional paid-in capital                130,620           120,548
  Accumulated other comprehensive
   income (loss)                                309                52
  Accumulated deficit                       (22,134)          (21,255)
                                   -----------------  ----------------
      Total stockholders' equity            108,818            99,368
                                   -----------------  ----------------

      Total liabilities and
       stockholders' equity       $         126,275  $        114,494
                                   =================  ================


                       Virage Logic Corporation
  Unaudited GAAP and Non-GAAP Consolidated Statements of Operations
               (In thousands, except per-share amounts)

                     For the Three Months      For the Three Months
                    Ended September 30, 2006 Ended September 30, 2005
                   ---------------------------------------------------
                     GAAP   Adjust- Non-GAAP   GAAP   Adjust- Non-GAAP
                             ments                     ments
                   ---------------------------------------------------

Revenue:
  License          $11,362   $--    $11,362  $10,001   $--    $10,001
  Royalties          3,674    --      3,674    2,791    --      2,791
                   -------- ------- -------- -------- ------- --------
Total revenues      15,036    --     15,036   12,792    --     12,792
                   -------- ------- -------- -------- ------- --------
Cost and expenses:
  Cost of revenues   3,436     150    3,586    3,523    --      3,523
  Research and
   development       4,978    (276)   4,702    4,613    --      4,613
  Sales and
   marketing         4,273    (330)   3,943    3,492    --      3,492
  General and
   administrative    2,704    (614)   2,090    2,805    --      2,805
                   -------- ------- -------- -------- ------- --------
    Total cost and
     expenses       15,391  (1,070)  14,321   14,433    --     14,433
                   -------- ------- -------- -------- ------- --------
    Operating
     income (loss)    (355)  1,070      715   (1,641)   --     (1,641)
Interest income
 and other, net      1,117    --      1,117      532    --        532
                   -------- ------- -------- -------- ------- --------
    Income (loss)
     before taxes      762   1,070    1,832   (1,109)   --     (1,109)
Income tax
 provision
 (benefit)             (15)    583      568   (1,341)   --     (1,341)
                   -------- ------- -------- -------- ------- --------

    Net income        $777    $487   $1,264     $232   $--       $232
                   ======== ======= ======== ======== ======= ========

Earnings per
 share:
  Basic              $0.03            $0.05    $0.01            $0.01
                   ========         ======== ========         ========
  Diluted            $0.03            $0.05    $0.01            $0.01
                   ========         ======== ========         ========

Shares used in
 computing per
 share amounts:
  Basic             22,986           22,986   22,473           22,473
                   ========         ======== ========         ========
  Diluted           23,443           23,443   22,763           22,763
                   ========         ======== ========         ========


                       Virage Logic Corporation
  Unaudited GAAP and Non-GAAP Consolidated Statements of Operations
               (In thousands, except per-share amounts)

                    For the Twelve Months     For the Twelve Months
                   Ended September 30, 2006   Ended September 30, 2005
                  -------------------------- -------------------------
                    GAAP   Adjust- Non-GAAP    GAAP   Adjust- Non-GAAP
                            ments                      ments
                  -------------------------- -------------------------

Revenue:
  License         $43,214   $--    $43,214   $42,425   $--    $42,425
  Royalties        16,089    --     16,089    10,964    --     10,964
                  -------- ------- --------  -------- ------- --------
Total revenues     59,303    --     59,303    53,389    --     53,389
                  -------- ------- --------  -------- ------- --------
Cost and
 expenses:
  Cost of
   revenues        14,803  (1,181)  13,622    13,035    --     13,035
  Research and
   development     21,407  (1,245)  20,162    19,841    --     19,841
  Sales and
   marketing       16,858  (1,674)  15,184    15,608    --     15,608
  General and
   administrative  10,319  (2,367)   7,952     9,083    --      9,083
                  -------- ------- --------  -------- ------- --------
    Total cost
     and expenses  63,387  (6,467)  56,920    57,567    --     57,567
                  -------- ------- --------  -------- ------- --------
    Operating
     income
     (loss)        (4,084)  6,467    2,383    (4,178)   --     (4,178)
Interest income
 and other, net     3,325      --    3,325     1,703    --      1,703
                  -------- ------- --------  -------- ------- --------
    Income (loss)
     before taxes    (759)  6,467    5,708    (2,475)   --     (2,475)
Income tax
 provision
 (benefit)            120   1,649    1,769    (2,160)   --     (2,160)
                  -------- ------- --------  -------- ------- --------

    Net income
     (loss)         $(879) $4,818   $3,939     $(315)  $--      $(315)
                  ======== ======= ========  ======== ======= ========

Earnings per
 share:
  Basic            $(0.04)           $0.17    $(0.01)          $(0.01)
                  ========         ========  ========         ========
  Diluted          $(0.04)           $0.17    $(0.01)          $(0.01)
                  ========         ========  ========         ========

Shares used in
 computing per
 share amounts:
  Basic            22,812           22,812    22,187           22,187
                  ========         ========  ========         ========
  Diluted          22,812           23,390    22,187           22,187
                  ========         ========  ========         ========


    CONTACT: Virage Logic Corporation
             Chief Financial Officer
             Christine Russell, 510-360-8025
             Christine.russell@viragelogic.com